CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our report, dated August 2, 2000, included in this Form 10-K in the previously filed Registration Statement of Frontier Adjusters of America, Inc. on Form S-8 filed on April 16, 1992.

McGLADREY & PULLEN, LLP

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona
September 12, 2000